LIBERTY SILVER EXTENDS OFFER

FOR SENNEN RESOURCES

Toronto, ON – August 21, 2012: Liberty Silver Corp. (TSX: LSL, OTCBB: LBSV) announced today that it is extending its offer for all the issued and outstanding common shares of Sennen Resources Ltd. until 9 p.m. Toronto time on Monday, September 10, 2012.

“We remain confident that tendering to our offer represents the best value for Sennen shareholders rather than maintaining Sennen’s status quo”, Geoff Browne, Liberty Silver’s chairman and chief executive officer said. “Sennen’s board formed a special committee and hired financial and legal advisers more than a month ago to examine our offer.  The special committee has yet to come up with a superior – or indeed, any – alternative proposal.”

Under Liberty Silver’s offer, Sennen shareholders will receive 0.28 of a Liberty Silver common share for each Sennen common share. The exchange ratio, at the time the offer was made, represented an implied price of $0.20 per Sennen share.

The offer represents a premium of 47.3% to the 20-day volume weighted average trading price ended July 13, 2012, being $0.135. This is also higher than the 34.8% average take-over bid premium paid for mining companies listed on the Toronto Stock Exchange and TSX Venture Exchange over the past 12 months. The offer is valued at approximately $13.36 million, an amount that is expected to exceed Sennen’s net cash reserves when the proposed transaction closes.

Mr. Browne added: “The combination of Sennen's cash resources and Liberty Silver's skilled management team and prudent risk-mitigation strategy will enable us to advance the Trinity Silver project, as well as identify other low-risk opportunities to the benefit of shareholders of both our companies.

“With the recent acquisition of the Hi Ho properties, we have met yet another milestone. As promised, we have added significant upside to our established resource, moved very close to fulfilling our earn-in requirements, and further de-risked the project. We are now planning the best path towards re-starting production.”

Other benefits of Liberty Silver’s offer include:

•

An implied price of $0.20 per Sennen common share, which is well above the prevailing market price of Sennen shares since Liberty Silver announced its offer. Given this premium, Sennen shareholders are advised to carefully consider the possible consequences of rejecting Liberty Silver’s offer.  Sennen shares rose from $0.11 on July 9 to $0.18 on July 16, the day Liberty Silver announced its offer.

•

Sennen shareholders will receive more liquid shares that trade on the TSX main board. During the one-year period prior to the announcement of Liberty Silver’s offer, 14.99 million Liberty Silver shares changed hands in public markets, far above the 1.92 million Sennen shares traded during the same period.

•

Sennen shareholders will have the opportunity to participate in the Trinity Silver project at an early stage of its development and thereby participate in future growth.

•

Sennen shareholders will participate in Liberty Silver’s strategy of acquiring risk-mitigated properties and other accretive assets to create a leading precious-metals mining company with a diversified portfolio of production and development assets.

Setting the Record Straight

Liberty Silver also wishes to correct misleading allegations contained in a press release issued by Sennen on August 20, 2012.

•

The sole compensation of the independent directors recruited by Mr. Browne to create Liberty Silver’s high-calibre board is a grant of 300,000 Liberty Silver options each, at a strike price of $0.75. The directors receive no cash compensation.  Any common shares they may have purchased have been acquired either as part of a Liberty Silver private placement or in the open market.

“Our directors have significant skin in the game, a clear indication of their confidence in Liberty Silver’s business strategy and in Trinity Silver’s bright prospects”, Mr. Browne said.

•

Sennen’s statements on Liberty Silver’s value do not reflect the significant progress made at the Trinity Silver project, including positive drilling results, the recent NI 43-101 resource disclosure report, and the acquisition of the Hi Ho claims.

“It is telling that Sennen has not contacted  Liberty Silver, let alone reviewed the latest data which we would willingly share as part of a friendly process “, Mr. Browne added.

About Liberty Silver

Liberty Silver Corp. is focused on exploring and developing mineral properties in North America. The company is committed to creating value for its shareholders by advancing its projects using its mitigated risk approach to production, developing new resources on its existing properties, and acquiring new properties with potential to expand their resource base. The Trinity Silver property in Pershing County, Nevada is the company's flagship project. Liberty Silver has the right to earn a joint venture interest in the 10,576 acre Trinity property from Renaissance Gold Inc. For more information, go to www.libertysilvercorp.com.

Byron Capital Markets Ltd. is acting as financial advisor to Liberty Silver and dealer manager in respect of the proposed take-over offer. Borden Ladner Gervais LLP is acting as Liberty Silver's Canadian legal counsel.

The depositary and information agent for the offer is:

Kingsdale Shareholder Services Inc.
The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario M5X 1E2
North American Toll Free Phone: 1-866-581-0512
Facsimile: 416-867-2271
Toll-Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272
E-mail: contactus@kingsdaleshareholder.com

For additional information:

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Kevin O’Connor, Investor Relations

(416) 962-3300

ko@spinnakercmi.com

Bernard Simon, Vice-President – Kingsdale Communications

(416) 867-2304

bsimon@kingsdalecommunications.com

www.libertysilvercorp.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this release.  No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements". These statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release and in filings made with securities regulators. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.

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